EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in the Registration Statement on Form S-8 (No. 33-65034) of LNB Bancorp, Inc. of our report dated June 27, 2007 on the financial statements of The Lorain National Bank Employee Stock Ownership Plan for the years ended December 31, 2006 and 2005, which report appears in the December 31, 2006 Annual Report on Form 11-K of The Lorain National Bank Employee Stock Ownership Plan.
/s/ Plante & Moran, PLLC
Auburn Hills, Michigan
July 3, 2007